                                             * TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2


                                  EXHIBIT 10.39






                                LICENSE AGREEMENT

                                     BETWEEN

                                XENOMETRIX, INC.

                                       AND

                         AURORA BIOSCIENCES CORPORATION





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                                LICENSE AGREEMENT

This Agreement is made this 17th day of April 1998 (the "Effective Date"), by and between Xenometrix, Inc. ("Xeno"), a Delaware corporation with principal offices at 2425 North 55th Street, Boulder, CO 80301-5700 and Aurora Biosciences Corporation ("ABSC"), a Delaware corporation with principal offices at 11010 Torreyana Road, San Diego, California to license certain technology.

                                    RECITALS

WHEREAS, XENO is the owner or exclusive licensee of the XENO Patents relating to certain assays, technology and intellectual property further described herein, and desires to license the same to ABSC; and

WHEREAS, ABSC seeks to obtain certain license rights and licensing rights under the XENO Patents, according to the terms contained herein (the "Agreement");

Now, therefore, in consideration of the foregoing and the covenants and premises contained herein the parties agree as follows:

1.   DEFINITIONS

     1.1. "Affiliate" means any corporation or other business entity controlled by or in common control of an entity. Control, as used in the context of a business entity, means the ownership directly or indirectly of fifty percent (50%) or the maximum interest permitted by local law of the voting securities of the person, corporation, or other entity or a fifty percent (50%) or greater interest in the income of such corporation or other entity or the ability otherwise of the entity to secure that the affairs of such person, corporation or other entity are managed in accordance with the such entity's wishes.

     1.2. "Aurora Technology" means all Technology owned or Controlled by Aurora.

     1.3. "Confidential Information" means all information, compounds, data, and materials received by either party from the other party pursuant to this Agreement including, without limitation, Technology of each party, subject to the exceptions set forth in Section 6.1.

     1.4. "Consideration" shall mean money, revenue, or Equity Premium.

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     1.5.  "Control" or "Controlled" means, in the context of intellectual property, possession by a party of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party.

     1.6. "Equity Premium" shall mean Consideration received by ABSC attributable to the sale of a security, in excess of the fair market value of the security, such fair market value to be measured by the average closing price of the security on the principal U.S. stock exchange upon which it trades, for the 10 trading days immediately prior to the sale.

     1.7.  "Field" means [ * ]

     1.8. "Harvard License Agreement" means the license agreement between the President and Fellows of Harvard College and Venmark Ltd., now XENO, executed on January 17, 1992.

     1.9. "Intellectual Property" means any information and data which is not generally known to the public, comprising: any new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable, designs, concepts, algorithms, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information; copyrights; trade secrets; or patent rights (including pending and issued any where in the world).

     1.10. "Materials" means any biological or chemical entity for screening or assays, including reagents, cells, promoters, enhancers, vectors, plasmids, proteins and fragments thereof, peptides, antigens, antibodies, antagonists, agonists, inhibitors, and chemicals.

     1.11. "XENO Patents" means the U.S. patents and patent applications listed on Exhibit A hereto, any patent applications filed prior or subsequent to the Effective Date that claim the benefit of an early filing date to any of the patent applications listed in Exhibit A, and any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts or equivalents thereof.

     1.12. "Sublicensee" means a Third Party and its Affiliates (if any) that have a sublicense from ABSC under the XENO Patents.


* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE COMMISSION ACT OF 1934, AS AMENDED.



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


     1.13. "Technology" means Materials, Intellectual Property or both.

     1.14. "Third Party" means any entity other than (i) ABSC and any of its Affiliates, and (ii) XENO and any of its Affiliates.

     1.15. "Valid Claim" means: (a) an enforceable claim under an issued patent within the XENO Patents, which has not (i) expired or been canceled,
           (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned.


2.   LICENSES

     2.1. Grant of Licenses Under the XENO Patents from XENO to ABSC.

          2.1.1. Non-Exclusive License to XENO Patents. XENO hereby grants to ABSC and its Affiliates a non-exclusive, worldwide license in the Field under XENO's ownership interest in the XENO Patents to make, use, have made, sell, have sold, offer for sale, import, export or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents.

          2.1.2. Non-Exclusive Sublicense to XENO Patents under the Harvard License Agreement. XENO hereby grants to ABSC and its Affiliates a non-exclusive, worldwide sublicense in the Field under XENO's right to sublicense the XENO Patents in the Harvard License Agreement to make, use, have made, sell, have sold, offer for sale, import, export or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents. ABSC acknowledges the Harvard License Agreement and XENO's duties and obligations thereunder.

          2.1.3. Right to Sublicense the XENO Patents.

               2.1.3.1. XENO hereby grants ABSC the right to grant
                    non-exclusive, worldwide sublicenses in the Field to a Third Party and its Affiliate(s) under XENO's ownership interest in the XENO Patents to make, use, have made, sell, offer for sale, import, export or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents.




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               2.1.3.2. XENO hereby grants ABSC the right to grant
                    non-exclusive, worldwide sublicenses in the Field to a Third Party and its Affiliate(s) under XENO's right to sublicense the XENO Patents in the Harvard License Agreement to make, use, have made, sell, offer for sale, import, export or otherwise exploit any process, composition of matter or other invention claimed in the XENO Patents.

               2.1.3.3. Sublicenses under Section 2.1.3 may be granted only to licensees of Aurora Technology for use in conjunction with Aurora Technology. The consideration for such sublicenses is set forth in Section 3. The sublicense rights in this
                    Section 2.1.3 do not include the right to sub-sublicense.

               2.1.3.4. The parties agree that ABSC hereby has the exclusive right to negotiate with [ * ] for any sublicense in the Field under either XENO's ownership interest in the XENO Patents or XENO's right to sublicense the XENO Patents in the Harvard License Agreement. If the scope of such a potential license is broader than ABSC's rights of sublicense herein, ABSC and XENO agree to negotiate in good faith the terms of a broader sublicensing right for ABSC, consistent with XENO's Third Party obligations at the time.

     2.2. Miscellaneous Licensing Provisions.

          2.2.1. Any sublicenses granted hereunder by ABSC and granted prior to termination, shall terminate in accordance with such sublicensing agreement. XENO covenants not to sue ABSC or its Affiliates or Sublicensees for causes of action relating to the infringement of XENO's intellectual property rights (including, patent, copyright, trademark and trade secret rights) arising out of the use or practice of any invention to which ABSC and its Affiliates and Sublicensees have a license pursuant to Article 2 for so long as such license is in force as effect.

3.   COMPENSATION

     3.1. Compensation for the XENO Patents License.

          3.1.1. XENO Patent Licenses and Rights. As consideration for the licenses and rights granted to ABSC pursuant to Sections 2.1.1 and 2.1.2 and otherwise herein, ABSC will pay to XENO:


* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE COMMISSION ACT OF 1934, AS AMENDED.


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                           a)  [ * ] upon signing of the Agreement;

                           b) [ * ] per calendar year license fee payable on January 1, 1999 and annually thereafter and such fees paid in any calendar year are creditable against the annual royalty for the same calendar year to be paid by ABSC under Section 3.1.1(c), and

                           c) An annual royalty calculated by multiplying a [ * ] percent [ * ] royalty rate to the Consideration received by ABSC for the sale of products and services that are covered by a Valid Claim of the Xeno Patents within the Field on a country-by-country basis; provided however, that the following are not subject to such a royalty:
                               [ * ].

                           d) No other royalties or milestones or additional fees will be due pursuant to the license under Sections 2.1.1 and 2.1.2. Royalty obligations of
                               Section 3.1.1 (c) will terminate on a
                               country-by-country basis.

          3.1.2. Consideration to be paid by Third Parties for XENO Patents sublicenses.

               3.1.2.1. For each sublicense granted by ABSC under Sections
                    2.1.3, ABSC will pay to XENO per year the greater of [ * ] dollars [ * ] or [ * ] percent [ * ] of the sublicense fees agreed to by ABSC and the Third Party for a given sublicense per year. XENO agrees and acknowledges that ABSC may retain the remainder of the sublicense fee, and ABSC shall not be obligated to pay to XENO any other compensation for such sublicense. Notwithstanding the foregoing, ABSC will pay to XENO [ * ] per year per excluded company to which ABSC has not granted a sublicense if ABSC desires to maintain the exclusive rights under Section 2.1.3.4 with respect to such company.

          3.1.3. Most Favored Nation for Sections 3.1.1, and 3.1.2. If prior to the issuance of U.S. patent application 08/374,641 XENO has or shall have entered into an agreement for a license of substantially similar scope as the license granted in Sections
               2.1.1 or 2.1.2 with a Third Party under the XENO Patents, XENO shall promptly notify ABSC in writing if such license is valued less than [ * ]. If such a license exists, ABSC shall have the option of substituting such terms for those set forth herein. Upon written notification by ABSC to XENO, ABSC will select a

* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE COMMISSION ACT OF 1934, AS AMENDED.

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consultant reasonably acceptable to XENO who will perform a confidential review of the value of the terms of such Third Party agreement. If ABSC chooses to substitute such terms and such substituted terms would require payments from ABSC that have not then been made by ABSC, then ABSC shall promptly pay the same to XENO. If ABSC chooses to substitute such terms and such substituted terms exceed the amount owed to XENO, XENO shall credit the difference of such overpayments to ABSC, as appropriate.

          3.1.4. Royalty Reports, and Payments. Beginning on the Effective Date, ABSC shall make written reports (even if there are no sales) and earned royalty payments to within sixty (60) days after the end of the each calendar quarter. This report shall state the number, description, and aggregate profits according to product(s) and service(s) during such completed calendar quarter, and resulting calculation pursuant to Section 3.1.1(c) of earned royalty payment due XENO for such completed calendar quarter. Concurrent with the making of each such report, ABSC shall include payment due XENO of royalties for the calendar quarter covered by such report. All such reports, payments and the like shall be kept confidential by XENO in accordance with provisions herein.

          3.1.5. Accounting. ABSC agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other profits according to Section 3.1.1(c). Such records will include general ledger records showing cash receipts and expenses, and records which include sufficient detail to enable the royalties payable hereunder by ABSC to be determined. ABSC further agrees to permit its relevant books and records to be examined by XENO confidentially pursuant to the provisions herein and upon reasonable written request by XENO, from time to time from three (3) years from the date of a transaction to the extent necessary to verify reports provided for in the above section titled royalty, reports, and payments. Such examination is to be made by XENO or its designee, at the expense of XENO except in the event that the results of the audit reveal an underreporting of royalties due XENO of ten percent (10%) or more in any calendar year, then the audit costs shall be paid by ABSC.

4.   PROTECTION AND MAINTENANCE OF PATENT RIGHTS

XENO shall use reasonable efforts to continue to prosecute the XENO Patents to obtain the broadest claims reasonably possible and to defend and maintain the validity and enforceability of any issued claims. XENO shall control, at its expense, the prosecution of all XENO Patents. XENO will provide ABSC with written updates on the status of the prosecution of the XENO Patents at least once per year. With the consent of XENO, not to be unreasonably withheld,

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ABSC shall have the right, but not the obligation, to bring proceedings against the excluded companies set forth in Section 2.1.3.4 for patent infringement of the XENO Patents or otherwise enter into a license with such excluded companies as set forth herein. ABSC will do so at its own risk and expense. At the request of ABSC, XENO shall give ABSC, at ABSC's expense, all reasonable assistance required or reasonably necessary to file suit against such excluded company and conduct any such proceeding.


5.   REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of ABSC and XENO.

          Each party hereby represents and warrants:

                  Corporate Power. Such party is duly organized and validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     5.2. Representations and Warranties of XENO.

          XENO further represents and warrants to ABSC:

                  Right to License or Sublicense. It owns or Controls under valid licenses, and will use best efforts to continue to own or Control under valid licenses all right, title and interest in and to the XENO Patents licensed or to be licensed or sublicensed hereunder, except as otherwise provided or disclosed herein.

                  Patents. It has provided to ABSC a copy of each of the XENO Patents issued, pending or in preparation as of the Effective Date, as listed on Exhibit A and as



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                  requested by ABSC. To the best of XENO's knowledge, there
                  are no threatened or pending actions, suits, investigations, claims, or proceedings in any way relating to the XENO Patents, other than prosecution proceedings not relating to interference or opposition proceedings. It does not own or hold license rights to any patent or patent application not listed in the applicable exhibit attached hereto which, if issued, would be infringed by the ABSC or its Affiliates or Sublicensee's activities pursuant to the licenses granted herein. To the best of XENO's knowledge, no additional patent rights that claim substantially the same patentable gene expression profiling subject matter as the XENO Patents licensed to ABSC herein exist or would prevent ABSC from practicing the patentable methods and other patentable subject matter claimed in the XENO Patents as contemplated by this Agreement.

     5.3  Negation of Warranties

                  Except as expressly set forth in this Agreement, XENO MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLED WARRANTIES.

6.   CONFIDENTIALITY

     6.1. Confidential Information. Except as expressly provided herein, the parties agree that, for the Term and five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose to another party and shall not use for any purpose other than to perform the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                  was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;
                  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

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                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                  was lawfully disclosed to the receiving party by a person other than a party hereto,

                                       or

                  was independently developed by the receiving party.

     6.2. Permitted Use and Disclosures. Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     6.3. Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any material or financial terms of this Agreement to another party without the consent of the other party, not to be unreasonably withheld; provided, however, each party reserves the right to make reasonable disclosures (including the redaction of material or financial terms) as required by securities or other applicable laws, or to actual or prospective investors or corporate partners (including licensees and acquirers), or to accountants, attorneys and other professional advisors on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. If such Confidential Information is to become public information by such disclosure the disclosing party must obtain the written consent of the non-disclosing party in order to obtain protection of the Confidential Information if necessary.

     6.4. Press Release. Notwithstanding the foregoing, the parties shall agree in writing upon a press release to announce the execution of this Agreement. Thereafter, XENO and ABSC may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.


7.   TERMINATION

     7.1.1 This Agreement shall continue until the last expiration date of all patents licensed under this Agreement.




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     7.1.2 Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have first given ninety
           (90) days prior written notice (sixty (60) days in the event of non-payment of any amounts due under this Agreement) to the breaching party describing such breach and stating the non-breaching party's intention to terminate this Agreement if such breach remains uncured, and the breaching party thereafter fails to cure same within a reasonable time.

     7.1.3 ABSC may terminate this Agreement without cause at any time by providing written notice to XENO of such termination and such termination will be effective ninety (90) days thereafter. Any termination pursuant to Section 7.1.3 shall not relieve ABSC of any obligation or liability accrued hereunder prior to such termination, including ABSC's obligation to pay royalties accrued or accruable. The licenses granted hereunder and all sublicenses granted by ABSC under this agreement shall terminate in the event the Agreement is terminated by ABSC or termination by an arbitrator for an uncured breach by ABSC.

     7.1.4 XENO and ABSC acknowledge that this Agreement is an "executory contract" as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). XENO acknowledges that if XENO as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects the Agreement, ABSC may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code, including a right to any embodiments of any technology licensed hereunder to the fullest extent permitted by law. XENO or such bankruptcy trustee shall not interfere with the rights of ABSC as provided in this Agreement, except as otherwise permitted by law or equity.

8.   MISCELLANEOUS

     8.1. Binding Effect; Assignment. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (not to be unreasonably withheld), and any such attempted assignment shall be void; provided, that ABSC and XENO may assign this Agreement as part of a merger or consolidation in which the surviving entity assumes all of ABSC's and XENO's rights and obligations hereunder or a sale of substantially all of the assets of such party to which this Agreement relates. The parties agree that in the event of the termination of the Harvard License Agreement, the President and Fellows of Harvard College shall have the option of assigning this Agreement to it or terminating the licenses in Sections 2.1.2 and
           2.1.3.2 together with the related obligations of ABSC under Sections
           3.1.1 and 3.1.2.



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     8.2. Effect of Waiver. No waiver of any default, condition, provisions or breach of this Agreement shall be deemed to imply or constitute a waiver of any other like default, condition, provision or breach of this Agreement.

     8.3. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTIAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     8.4. Indemnification. ABSC will defend, indemnify and hold XENO, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) arising out of a suit by a Third Party from the performance under this Agreement by ABSC; except to the extent such claim is caused by the negligence or willful misconduct of XENO or a breach of a representation of XENO. XENO will defend, indemnify and hold ABSC, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) arising out of a suit by a Third Party from the performance under this Agreement by XENO; except to the extent such claim is caused by the negligence or willful misconduct of ABSC or a breach of a representation of ABSC.

     8.5. Diligence. ABSC agrees to use reasonable efforts to fulfill the obligations of the express due diligence provision of the Harvard License Agreement as it applies to a sublicense under the Harvard License Agreement.

     8.6. Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God(s), earthquake, flood , lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     8.7. Amendment. No modification, supplement to or waiver of this Agreement or any Addendum hereto or any of their provisions shall be binding upon a party hereto unless made in writing and duly signed by an authorized representative of both XENO and



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          ABSC. In no event may the terms of this Agreement be changed, deleted, supplemented or waived by any notice, purchase order, receipt, acceptance, bill of lading or other similar form of document. A failure of either party to exercise any right or remedy hereunder, in whole or in part, or on one or more occasions, shall not be deemed either a waiver of such right or remedy to the extent not exercised, or of any other right or remedy, on such occasion or a waiver of any right or remedy on any succeeding occasion.

     8.8. Entire Agreement. This Agreement, and each Exhibit attached hereto, and each supplemental written agreement contemplated hereunder, sets forth the entire understanding and agreement of the parties as to the subject matter thereof, and there are no other understandings, representations or promises, written or verbal, not set forth herein or on which either party has relied. If any provisions of any such Addendum or supplemental written agreement conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence, unless such Addendum or supplemental written agreement expressly refers to the specific provision(s) of this Agreement that it is intended to replace or modify (and which shall be limited in force and effect to such Addendum or supplemental written agreement only).

     8.9. Notices. All Notices under this Agreement shall be given in writing and shall be addressed to the parties at the following addresses:


         For XENO:
                  Stephen J. Sullivan
                  CEO, President and Director
                  Xenometrix, Inc.
                  2425 North 55th Street
                  Boulder, Colorado  80301-5700

                  Copies to:
                  Paul J. Koivuniemi
                  Vice President, Legal Affairs and Corporate Secretary Xenometrix, Inc.
                  2425 North 55th Street
                  Boulder, Colorado  80301-5700

         For ABSC:
                  Paul A. Grayson
                  Senior Vice President, Corporate Development
                  Aurora Biosciences Corporation
                  11010 Torreyana Road
                  San Diego, CA.  92121

                  Copies to:
                  John D. Mendlein, Ph.D., J.D.
                  Vice President, Intellectual Property and Senior Legal Counsel Aurora Biosciences Corporation
                  11010 Torreyana Road
                  San Diego, CA.  92121



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         Notices shall be in writing and shall be deemed delivered when received, if delivered by a courier, or on the second business day following mailing, if sent by first-class certified or registered mail, postage prepaid.

     8.10. Arbitration. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, XENO's CEO and ABSC's president will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within thirty (30) days of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty (30) days after such notice is received. Except as otherwise provided specifically herein, any controversy or claim under this Agreement shall be solely settled by arbitration by one arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"); provided that the parties shall first use their best efforts to resolve such dispute by negotiation. The arbitration shall be conducted in San Diego, California, if requested by XENO or in Boulder, Colorado if requested by ABSC. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the Association. The decision reached by the arbitrator shall be conclusive and binding upon the parties hereto and may be filed with the clerk of any court of competent jurisdiction, and a judgment confirming such decision may, if desired by any party to the arbitration, be entered in such court. Each of the parties shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared; provided, however, that if in the opinion of the arbitrator(s) any claim hereunder or any defense or objection thereto was unreasonable, the arbitrator(s) may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense or objection. Nothing herein set forth shall prevent the parties from settling any dispute by mutual agreement at any time.

     8.11. Governing Law. If an arbitration is requested by XENO this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard or giving effect to its principles of conflict of laws. If an arbitration is requested by ABSC this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard or giving effect to its principles of conflict of laws.

     8.12. Severability and Survival. This Agreement is intended to be severable. If any provision(s) of this Agreement are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable. Unless expressly stated otherwise, the provision of Sections 1, 2, 4, 5, 6, 7 and 8 and any other provision intended by its meaning to survive, will survive the expiration or any other termination of this Agreement.

     8.13. Independent Contractors. The parties hereto are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither shall have the right to act on behalf of, or to bind, the other.

     8.14. Headings. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided, all references to an Article incorporate all Articles or subsections thereunder. This Agreement shall not be strictly construed against either party hereto and maybe executed in two or more counterparts, each of which will be deemed an original and the same instrument. This Agreement will not be enforceable and shall have no effect if this Agreement is not executed by XENO on or before April 17, 1998.

         IN WITNESS WHEREOF, the parties have executed this Agreement.


By:    /s/ Stephen J. Sullivan                               Date:  4/17/98
       ------------------------------------                         -------
       Stephen J. Sullivan, M.B.A.
       CEO and President
       For Xenometrix, Inc.




By:    /s/  Timothy J. Rink                                  Date:  4/16/98
       ------------------------------------                         -------
       Timothy J. Rink M.D., Sc.D.
       President, CEO and Chairman
       For Aurora Biosciences Corporation

                                    EXHIBIT A

===========================================================================================================
                            EUKARYOTIC GENE PROFILING
===========================================================================================================
       PATENT/
   APPLICATION #         FILING DATE      COUNTRY      ISSUE DATE                  TITLE
-------------------      -----------     ---------     ----------     -------------------------------------
      08/008,896           1/21/93          US
-------------------      -----------     ---------     ----------     -------------------------------------
      08/374,641           7/21/95          US         (Allowed).     Methods and Diagnostic Kits Utilizing
                                                                         Mammalian Stress Promoters to
                                                                        Determine Toxicity of a Compound
-------------------      -----------     ---------     ----------     -------------------------------------
       61243/94            1/21/94       Australia
-------------------      -----------     ---------     ----------     -------------------------------------
       2154265             1/21/94        Canada
-------------------      -----------     ---------     ----------     -------------------------------------
      0 680 517            1/21/94          EPC         11/12/97
-------------------      -----------     ---------     ----------     -------------------------------------
       6-517147            1/21/94         Japan
-------------------      -----------     ---------     ----------     -------------------------------------
      9601405-5            2/13/96       Singapore
-------------------      -----------     ---------     ----------     -------------------------------------
      US94/00583           1/21/94          PCT
-------------------      -----------     ---------     ----------     -------------------------------------
   694 06 772.5-08                        Germany       11/25/97
===========================================================================================================



=============================================================================================================
                            BACTERIAL GENE PROFILING
=============================================================================================================
    PATENT/
  APPLICATION #          FILING DATE      COUNTRY      ISSUE DATE                TITLE
-------------------      -----------     ---------     ----------    ----------------------------------------
      5,589,337            1/6/95           US          12/31/96     Methods and Diagnostic Kits for
                                                                     Determining Toxicity Utilizing Bacterial
                                                                     Stress Promoters Fused to Report Genes
-------------------      -----------     ---------     ----------    ----------------------------------------
        651825             7/6/93           EPO          1/14/98
-------------------      -----------     ---------     ----------    ----------------------------------------
      5,585,232            4/21/94          US          12/17/96     Methods and Diagnostics Kits for
                                                                     Determining Toxicity Utilizing E. coli
                                                                     Stress Promoters Fused to Reporter Genes
-------------------      -----------     ---------     ----------    ----------------------------------------
      9601688-6            2/14/96       Singapore
-------------------      -----------     ---------     ----------    ----------------------------------------
      2,139,667            7/9/93         Canada
-------------------      -----------     ---------     ----------    ----------------------------------------
       6-503562            7/6/93          Japan
-------------------      -----------     ---------     ----------    ----------------------------------------
      95-700038            7/6/93          Korea
-------------------      -----------     ---------     ----------    ----------------------------------------
      07/910793            7/6/92           US
-------------------      -----------     ---------     ----------    ----------------------------------------
       45884/93            7/6/93        Australia
-------------------      -----------     ---------     ----------    ----------------------------------------
        95.004             7/6/93         Norway
=============================================================================================================